Scudder Kemper Investments, Inc.
                                              Two International Place
                                              Boston, MA  02110

                                              May  27, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE: Scudder California Tax Free Money Fund and Scudder California Tax Free Fund, each a series of Scudder California Tax Free Trust (Reg. No.2-83498) (811-3729) (each a "Fund," collectively the "Funds") Post-Effective Amendment No. 17 to Registration Statement on Form N-1A

Ladies and Gentlemen:

     We are filing today through the EDGAR system on behalf of the Funds, Post-Effective Amendment No. 17 to the above-referenced Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment has been electronically coded to show changes from the Prospectus and Statement of Additional Information dated August 1, 1997, filed with Securities and Exchange Commission (the "Commission") on July 30, 1997.

     The Amendment is filed pursuant to Rule 485(a) under the Securities Act of 1933 and Rule 8b-16 under the Investment Company Act of 1940 for review and comment by the staff of the Commission. The Amendment is expected to become effective on August 1, 1998.

     The Amendment is being filed to include disclosure with regard to new investment management agreements between each Fund and Scudder Kemper Investments, Inc., newly standardized fundamental and non-fundamental investment restrictions and the addition of disclosure that each Fund reserves the right to convert to a master-feeder fund structure in the section titled "The Funds' Investment Objectives and Policies," in the Statement of Additional Information.

     Please direct any comments or questions on this filing to the undersigned at (617) 295-2592.

                                                   Very truly yours,

                                                  /s/Jeanne D. Carroll

                                                   Jeanne D. Carroll

cc:  John Kim, Willkie Farr & Gallagher